EXHIBIT 99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 11-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2002

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number 1-12147

THRIFT PLAN OF DELTIC TIMBER CORPORATION

(Full title of the Plan)

DELTIC TIMBER CORPORATION

(Exact name of issuer of securities held pursuant to Plan)

210 East Elm Street, P. O. Box 7200, El Dorado, Arkansas	71731-7200
(Address of principal executive offices)	(Zip Code)

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedules not listed above are omitted because of the absence of conditions under which they are required under the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Deltic Timber Corporation:

We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2002 and 2001, and the related statement of changes in net assets available for benefits for the year ended December 31, 2002. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2002 and 2001, and the changes in net assets available for benefits for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2002, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Thrift Plan management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/    KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 13, 2003

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statements of Net Assets Available for Benefits

December 31, 2002 and 2001

	2002	2001
Assets
Investments (Note 3)	$9,490,437	9,743,479
Liabilities
Forfeitures due to Company	11,365	14,250

Net assets available for benefits	$9,479,072	9,729,229

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statement of Changes in Net Assets Available for Benefits

Year Ended December 31, 2002

Additions to net assets
Contributions
Employee	$695,192
Employer	289,925

Total contributions	985,117

Investment income
Interest and dividends	80,472
Net depreciation in fair value of investments	(942,740)

Total investment income (loss)	(862,268)

Total additions to net assets	122,849

Deductions from net assets
Distributions of benefits	372,024
Administrative expenses	982

Total deductions from net assets	373,006

Net decrease in net assets available for benefits	(250,157)
Net assets available for benefits
Beginning of year	9,729,229

End of year	$9,479,072

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2002

Note 1 – Description of Plan

General

The Thrift Plan of Deltic Timber Corporation (“the Plan”) is a profit sharing, defined contribution plan covering each employee who is scheduled to work, or actually does work, 1,000 or more hours per year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Although it has not expressed any intent to do so, Deltic Timber Corporation (“Deltic” or the “Company”) has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan’s provisions, refer to the Plan document.

The Plan is administered by Deltic’s Pension, Investment, and Employee Benefits Committee (“Plan Administrator”), whose members are appointed by the Company’s Board of Directors. SunTrust Bank (“SunTrust” or the “Trustee”), Nashville N.A. is the Plan’s trustee.

Contributions

Contributions to the Plan include (a) employee tax-deferred, earnings-reduction contributions, (b) employee after-tax contributions, (c) Company matching contributions, (d) employee after-tax supplemental contributions, and (e) rollovers by participants from other qualified plans.

Each year, a participant may contribute, on a combined tax-deferred and/or after-tax basis, up to fifty percent (eight percent prior to September 1, 2002) of their annual base earnings. The Company has voluntarily agreed to make annual contributions to the Plan based on each participant’s contributions and years of participation. The Company matches 50 percent of employee contributions for the first five years of participation, 75 percent of employee contributions for the second five years of participation, and 100 percent of employee contributions thereafter. However, Company contributions cannot exceed five percent of an employee’s annual base pay. Employee’s after-tax supplemental contributions, which are not matched by the Company, may not exceed 10 percent of their annual base salary. The Company applies any amounts contributed by the Company that are forfeited by participants in accordance with provisions of the Plan to reduce subsequent contributions. Participants direct the investment of their contributions and company contributions into various investment options offered by the Plan. The Plan currently offers stock in the Company and nine mutual funds as investment options for participants.

Throughout various Plan mergers and restatements, the Company has allowed account balances from a former deductible account to remain in the Plan. However, after December 31, 1986, participants were not allowed to contribute to this account.

Vesting

A participant is vested in Company contributions after (1) completion of three years of service (five years prior to January 1, 2002), (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan. In the event of Plan termination, participants will become 100 percent vested in Company contributions. A nonvested participant forfeits Company contributions upon termination of employment.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2002

Withdrawals

A participant may withdraw employee after-tax contributions or Company contributions, if vested, at a minimum of $250, or any higher multiple of 10 percent of the participant’s account balance up to 50 percent for a partial withdrawal, or 100 percent for a total withdrawal. If a partial withdrawal is taken, Company contributions will be suspended for six months and another withdrawal cannot be made for 24 months. If a total withdrawal is taken, Company contributions will be suspended for 12 months. Employee contributions may continue without interruption after a partial or total withdrawal.

A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. “Hardship” is an immediate and heavy financial need in one of the following areas: (1) large medical expenses not covered by insurance for the employee or family, (2) purchase of a principal residence (not regular mortgage payments), (3) preventing foreclosure or eviction from employee’s principal residence, (4) tuition and related education fees for the next 12 months of post-secondary education for employee or family, or (5) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 6 months. Company contributions are forfeited only upon termination of employment.

An after-tax supplemental withdrawal must be the greater of $250 or 10 percent of the participant’s account balance and may not be made prior to 12 months from a previous withdrawal.

Withdrawals from the deductible account (account for participant’s contributions made prior to January 1, 1987 under a previous plan) are subject to the same withdrawal requirements as after-tax supplemental withdrawals.

Any Company contributions, employee tax-deferred contributions, contributions to a deductible account, or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59 1/2 years old, or permanently disabled, or has died.

Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

Administrative Expenses

Most administrative expenses are paid by the Company.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2002

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those net assets.

The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on quoted market values. Purchases and sales of securities are recorded on a trade-date basis.

The financial statements of the Plan are compiled using information received from SunTrust. The information includes listings of investments and cash receipts and disbursements of the Plan, together with all other transactions, which affect Plan investments. Such information has been certified as complete and accurate by the Trustee. The Trustee has been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

Note 3 – Investments

During 2002, the Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year, appreciated (depreciated) in value by $942,740, as follows:

Mutual funds	$(930,130)
Equity securities	(12,610)

$(942,740)

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2002

The following table represents the fair value of individual investments that exceeded 5% of the Plan’s net assets at December 31, 2002 and 2001:

	2002	2001
Mutual funds
American Century Income and Growth Fund	$—	586,449
Fidelity Advisor Equity Income Fund	543,972	—
Putnam New Opportunities Fund	763,805	968,484
STI Classic Capital Appreciation Fund	1,349,759	1,663,624
SunTrust Stable Asset Fund	2,499,633	2,387,322
STI Classic Balanced Fund	531,202	528,429
STI Classic US Government Securities	564,611	—
Other*	760,982	1,078,663

	7,013,964	7,212,971

Equity securities
Deltic Timber Corporation common stock	1,525,271	1,584,683
Murphy Oil Corporation common stock	951,202	945,825

	2,476,473	2,530,508

Total investments	$9,490,437	9,743,479

*Individually	less than 5%.

Note 4 – Income Tax Status

The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code, and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. The Internal Revenue Service has determined and informed the Company by a letter dated January 28, 2002, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant’s beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant’s behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant’s accounts representing his/her proportional share of the investment income of the Trust.

Note 5 – Related Party Transactions

Certain Plan investments are invested in funds sponsored by affiliates of SunTrust. These investments include STI Classic Balanced Fund, STI Classic Capital Appreciation Fund, STI Classic Small Cap Growth Stock Fund, SunTrust Stable Asset Fund, and STI Classic U.S. Government Securities Money Market Fund. SunTrust is the Trustee of the Plan; therefore, these transactions qualify as party-in-interest transactions. The Company is the sponsor of the Plan, and is considered a party-in-interest.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2002

Note 6 – Concentration of Investments

As of December 31, 2002 and 2001, 16% of net assets available for benefits were invested in Deltic Timber Corporation common stock. In addition, 56% of net assets available for benefits were invested in mutual funds sponsored by SunTrust Bank.

Note 7 – Subsequent Events

The Plan administrator approved certain changes to be made to the plan in 2003. These changes include the following:

Effective January 1, 2003, the plan will allow for automatic enrollment the first of the month after satisfying a 30-day waiting period.

Effective January 1, 2003, for new employees, and March 1, 2003, for current employees, no new contributions are allowed to the after-tax matching account.

Effective January 1, 2003, the plan will no longer require 6-month suspension of participation following a hardship withdrawal.

It is expected that the plan will be amended in the third quarter of 2003 to adopt these changes.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedule H, Line 4i

Schedule of Assets (Held at End of Year) (2)

December 31, 2002

Identity of Issuer	Description of Investment		Current Value
Equity securities
Deltic Timber Corporation common stock (1)	59,859.049	shares	$1,525,271
Murphy Oil Corporation common stock	22,198.413	shares	951,202
Mutual funds
Fidelity Advisor Equity Income Fund	26,783.451	shares	543,972
Putnam New Opportunities Fund	26,866.162	shares	763,805
Templeton Foreign Fund	5,089.076	shares	42,290
STI Classic Balanced Fund (1)	46,925.934	shares	531,202
STI Classic Capital Appreciation Fund (1)	131,555.483	shares	1,349,759
STI Classic Small Cap Growth Stock Fund (1)	24,394.587	shares	329,815
Vanguard 500 Index Fund	4,792.087	shares	388,877
SunTrust Stable Asset Fund (1)	76,760.587	shares	2,499,633
STI Classic U.S. Government Securities Money Market Fund (1)	52,133.963	shares	564,611

	477,358.792		$9,490,437

Notes

(1)	SunTrust manages various investment funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.
(2)	Information on cost of the investments is excluded as all investments are participant directed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Pension, Investment, and Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Dated:	June 25, 2003	By:	/s/ CLEFTON D. VAUGHAN
Clefton D. Vaughan, Vice President of Finance and Administration and Chairman of Pension, Investment, and Employee Benefits Committee, Deltic Timber Corporation

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Deltic Timber Corporation:

We consent to incorporation by reference in the Registration Statement (No. 333-76294) on Form S-8 of Deltic Timber Corporation of our report dated June 13, 2003, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2002 and 2001, and the related statement of changes in net assets available for benefits for the year ended December 31, 2002, and related financial statement schedule as of December 31, 2002, which report appears in the December 31, 2002 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/    KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 25, 2003

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT 2002

In connection with the Annual Report of the Thrift Plan of Deltic Timber Corporation (the “Plan”) on Form 11-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clefton D. Vaughan, Vice President of Finance and Administration and Chairman of Pension, Investment, and Employee Benefits Committee, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Plan.

/s/ CLEFTON D. VAUGHAN

Clefton D. Vaughan, Vice President of Finance and Administration and Chairman of Pension, Investment, and Employee Benefits Committee, Deltic Timber Corporation

June 25, 2003